Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-3 of Elizabeth Arden, Inc. of our report dated November 8, 2001 relating to the financial statements of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
November 30, 2001